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                                                                    Exhibit 3.30

                           AMENDED AND RESTATED BYLAWS

                                       OF

                            ATU COMMUNICATIONS, INC.

      1.    CORPORATE OFFICES

            1.1 Business Office. The principal office of the corporation shall be located at any place whether within or outside the State of Alaska as designated in the corporation's most current Annual Report filed with the Commissioner of Commerce. The corporation may have such other offices, either within or without the State of Alaska as the board of directors may designate or as the business of the corporation may require from time to time.

            1.2 Registered Office. The registered office of the corporation, required by A.S. 10.06.150, shall be 510 L Street, Suite 500, Anchorage, Alaska 99501. The address of the registered office may be changed from time to time.

      2.    SHAREHOLDERS

            2.1 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held within sixty (60) days of the close of the corporation's fiscal year, at a time and date as determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

            2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the board of directors or the president, and shall be called by the president at the request of the holders of not less than ten percent (10%) of all outstanding votes of entitled to be cast on any issue at the meeting.

            2.3 Place of Shareholder Meeting. The board of directors may designate any place, either within or without the State of Alaska as the place of meeting for any annual or any special meeting of the shareholders, unless by written consents, which may be in the form, of waivers of notice or otherwise, all shareholders entitled to vote at the meeting designate a different place, whether within or without the State of Alaska, as the place for the holding of such meeting. If no designation is made by either the directors or unanimous action of the voting shareholders, the place of meeting shall be the principal office of the corporation in the State of Alaska.


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            2.4 Notice of Meeting. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting was called, shall unless otherwise prescribed by statute or waived by the shareholders, be delivered not less than ten (10) days before the date of the meeting, either personally or confirmed by telecopy, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

            2.5 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least thirty (30) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

            2.6 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

            2.7 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


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            2.8 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution, unless otherwise provided in the proxy.

            2.9 Voting of Shares. Subject to the provisions of the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

            2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provisions, as the board of directors of such corporation may determine, or, in the absence of such determination, by the president or chairman of such corporation.

            2.11 Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

      3.    BOARD OF DIRECTORS

            3.1 General Powers. The board of directors shall manage the property and business of the corporation and shall have and may exercise all of the powers of the corporation, except such as are reserved to or may be conferred upon the shareholders of the corporation. The directors shall have the power to make and change from time to time rules and regulations not inconsistent with these bylaws for the management of the business and affairs of the corporation.

            3.2 Number, Tenure and Qualifications. The number of directors shall be three as of the date of the adoption of these bylaws, and thereafter shall not be less than three unless all of the outstanding shares are owned, beneficially and of record by less than three shareholders, in which event the number of Directors shall not be less than the number of shareholders. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. In the event of the death, resignation, or removal of a director, his or her successor or replacement shall be chosen at a special meeting or at the next annual meeting of the shareholders. A chairman of the board of directors may be selected by the directors.


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            3.3 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than these Bylaws immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

            3.4 Special Meetings. Special meetings of the board of directors may be called by any director, who may fix the place for holding any special meeting of the board of directors called by him or her.

            3.5 Notice. Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or by telecopy to each director at his or her business address. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            3.6 Quorum. The quorum of the board of directors shall consist of a majority of directors, and any resolution or other action taken at a meeting of the board of directors shall be adopted by an affirmative vote of a majority of the directors present, except as otherwise provided in the bylaws or the Articles of Incorporation. Meetings of the board of directors may be held by telephone conference calls.

            3.7 Action Without a Meeting. Any action that may be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all the directors.

            3.8 Vacancies. Any vacancy occurring in the board of directors may be filled by a person or persons elected at a special or annual meeting of the shareholders. A director elected to fill a vacancy caused by death, resignation, or removal, or by reason of an increase in the number of directors shall be elected for the unexpired terms of his or her predecessor or other directors in the office.

            3.9 Compensation. By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, including reasonable travel expenses. Otherwise, directors shall serve without compensation. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

            3.10 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the


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minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            3.11 Removal. Any director may be removed with or without cause at any time by the shareholders at a special meeting called for that purpose and may be removed for cause by action of the board of directors.

      4.    OFFICERS

            4.1 Number. The officers of the corporation may be a President, a Senior Vice President, a Secretary and a Treasurer, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.

            4.2 Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

            4.3 Removal. Any officer may be removed at the discretion of the board of directors.

            4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the board of directors for the unexpired portion of the term.

            4.5 President. The President shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The President shall, when present, preside at all meetings of the shareholders and of the board of directors. He or she may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws or the Articles of Incorporation or some other officer or agent of the


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corporation, or shall be required by law to be otherwise signed or executed; and
in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the board of directors from time to time.

            4.6 Senior Vice President. In the event of the death of the President or the inability of the President to serve, the Senior Vice President shall perform the duties of the President until the succeeding President is elected, and while so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Senior Vice President shall perform such other duties as from time to time may be assigned to him or her by the board of directors.

            4.7 Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates of shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the board of directors.

            4.8 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the President or by the board of directors. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

            4.9 Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.


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      5.    CONTRACTS, LOANS, CHECKS, AND DEPOSITS

            5.1 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances or restricted by agreement, the bylaws, or the Articles of Incorporation.

            5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances and, as limited by agreement, these bylaws, or the Articles of Incorporation.

            5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

            5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.

      6.    CERTIFICATES FOR SHARES AND THEIR TRANSFER

            6.1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the board of directors to do so, and sealed with the corporate seal. All certificates of shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

            6.2 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in


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whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      7.    FISCAL YEAR

            7.1 The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December of each year, unless the board of directors, by resolution, establishes a different fiscal year.

      8.    DIVIDENDS

            8.1 The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

      9.    WAIVER OF NOTICE

            9.1 Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Alaska Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein shall be deemed equivalent to the giving of such notice.

      10.   AMENDMENTS

            10.1 These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors.

      11.   CORPORATE SEAL

            11.1 The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal".


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